Exhibit 4.13.1

Execution Version

SUNNOVA ENERGY INTERNATIONAL INC.

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 31, 2020

Cross Reference Table*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	4.06, 7.08
	(a)(2)	7.08
	(a)(3)	N/A
	(a)(4)	N/A
	(a)(5)	7.08
	(b)	7.08, 7.09(b)
	(c)	N/A
311	(a)	7.13
	(b)	7.13
	(c)	N/A
312	(a)	5.01, 5.02, 5.03
	(b)	17.18
	(c)	17.18
313	(a)	5.03
	(b)(1)	5.03
	(b)(2)	5.03
	(c)	5.03,17.03
	(d)	5.03
314	(a)	4.05
	(b)	N/A
	(c)(1)	17.05
	(c)(2)	17.05
	(c)(3)	N/A
	(d)	N/A
	(e)	17.05
	(f)	N/A
315	(a)	7.01
	(b)	6.10
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(1)(A)	6.09
	(a)(1)(B)	6.09
	(a)(2)	N/A
	(b)	6.06
	(c)	8.01
317	(a)(1)	6.04
	(a)(2)	6.04
	(b)	4.04(a)
318	(a)	17.17

N/A means not applicable

*	This Cross-Reference Table is not part of the Supplemental Indenture.

Execution Version

SUNNOVA ENERGY INTERNATIONAL INC.

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 31, 2020 (the “First Supplemental Indenture”), between Sunnova Energy International Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 14, 2020, providing for the issuance of its 9.75% Convertible Senior Notes due 2025;

WHEREAS, Article 10 of the Indenture provide that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto;

WHEREAS, Section 10.01(n) of the Indenture permits the execution of supplemental indentures without the consent of any Holders, including to comply with the requirements of the Commission in order to effect the qualification of the Indenture under the Trust Indenture Act;

WHEREAS, the Company desires to supplement the Indenture in order to effect the qualification of the Indenture under the Trust Indenture Act;

WHEREAS, the Company, has requested that the Trustee join with the Company in the execution of this Supplemental Indenture and has delivered the Officers’ Certificate and Opinion of Counsel required by Sections 10.05 and 17.05 of the Indenture; and

WHEREAS, all things necessary have been done to this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms.

NOW THEREFORE:

In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE

The amendments contained herein shall apply to the Notes issued under the Indenture, and any covenants provided herein are expressly being included solely for the benefit of the Notes.

Section 1.1 Particular Covenants of the Company. Section 4.06 of the Indenture is amended by inserting the following subsection immediately following subsection (c) thereof:

(d) The Company shall also comply with the other provisions of TIA Section 314(a).

Section 1.2 Lists of Holders and Reports by the Company and the Trustee. Article 5 of the Indenture is amended by inserting the following section immediately following Section 5.02:

Section 5.03 Reports by Trustee to Holders; Required Reports.

(a) Within 75 days after each July 31 beginning with July 31, 2021, the Trustee shall mail to each Holder a brief report dated as of such December 31 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b). Any reports required by this Section 5.03 shall be transmitted by mail to Holders pursuant to TIA Section 313(c).

(b) In addition to the provisions of this Article Five, both the Company and Trustee, as applicable, shall otherwise comply with Sections 312(a) and 313(d) of the Trust Indenture Act.

Section 1.3 Direction of Proceedings and Waiver of Defaults by Majority of Holders. Section 6.09 of the Indenture is amended by inserting the following sentence immediately following the last sentence thereof:

This Section 6.09 shall be in lieu of Sections 316(a)(1)(A) and (B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and (B) are hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 1.4 Notice of Defaults. Section 6.10 of the Indenture is amended by inserting the following sentence immediately following the last sentence thereof:

The preceding sentence shall be in lieu of the proviso to Section 315(b) of the Trust Indenture Act and such proviso is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 1.5 Undertaking to Pay Costs. Section 6.11 of the Indenture is amended by inserting the following sentence immediately following the last sentence thereof:

This Section 6.11 shall be in lieu of Section 315(e) of the Trust Indenture Act and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 1.6 Duties and Responsibilities of Trustee. Section 7.01 is amended by inserting the following subsection immediately following subsection (h) thereof:

(i) Subsection (a) shall be in lieu of Section 315(a) of the Trust Indenture Act and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act. Subsections (b) through (e) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the Trust Indenture Act and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 1.7 Eligibility of Trustee. Section 7.08 of the Indenture is amended by inserting the following sentence immediately following the last sentence thereof:

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 1.8 Concerning the Trustee. Article 7 of the Indenture is amended by inserting the following section immediately following Section 7.12:

Section 7.13 Preferential Collection of Claims Against Company

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 1.9 Miscellaneous Provisions. Article 17 is amended by inserting the following sections immediately following Section 17.16 thereof:

Section 17.17 Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, such provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as such provision of the Trust Indenture Act is so modified or excluded, as the case may be.

Section 17.18 Communication by Holders with Other Holders

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 17.19 Incorporation by Reference of Trust Indenture Act.

Each provision of the Trust Indenture Act that is required to be part of this Indenture by virtue of its qualification under the Trust Indenture Act is incorporated by reference in and made a part of this Indenture. All terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act and not otherwise defined herein are used herein as so defined. None of the provisions of this Indenture to be qualified were inserted pursuant to Sections 310 through 318(a) of the Trust Indenture Act since those provisions have not required such insertion since the effective date of the Trust Indenture Reform Act of 1990.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Integral Part.

This First Supplemental Indenture constitutes an integral part of the Indenture.

Section 2.2 General Definitions.

For all purposes of this First Supplemental Indenture:

(D)	capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

(E)	the terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this First Supplemental Indenture.

Section 2.3 Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 2.4 Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 2.5 Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.6 Concerning the Trustee.

Wilmington Trust, National Association is entering into this First Supplemental Indenture solely in its capacity as Trustee under the Indenture in reliance on the Officers’ Certificate and Opinion of Counsel delivered to the Trustee in connection herewith. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

SUNNOVA ENERGY INTERNATIONAL INC.

By:	/s/ Robert L. Lane
	Name:	Robert L. Lane
	Title:	Executive Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Barry Somrock
	Name:	Barry Somrock
	Title:	Vice President

[Signature Page to the First Supplemental Indenture]